UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2014

BROADRIDGE FINANCIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

001-33220	33-1151291
(Commission file number)	(I.R.S. Employer Identification No.)

1981 Marcus Avenue

Lake Success, New York 11042

(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 472-5400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2014, following his return from a temporary medical leave of absence, Dan Sheldon has agreed to resign from his position as Corporate Vice President and Chief Financial Officer (principal financial officer and principal accounting officer) of Broadridge Financial Solutions, Inc. (“Broadridge” or the “Company”), with an effective date of February 5, 2014. During the period from February 5, 2014 through April 11, 2014, Mr. Sheldon will continue to be employed by the Company in order to assist the Company in transition matters. On February 5, 2014, in recognition of Mr. Sheldon’s nearly 30 years of valued service to the Company, the Company and Mr. Sheldon entered into a special officer separation agreement (the “Special Officer Separation Agreement”).

The key provisions of the Special Officer Separation Agreement are: (1) Mr. Sheldon shall no longer serve as the Chief Financial Officer or as an executive officer of Broadridge effective on February 5, 2014, but will continue to be employed by the Company until April 11, 2014; (2) Mr. Sheldon will continue to be paid his current base salary through April 11, 2014; (3) Mr. Sheldon will receive a separation payment in recognition of his many years of valued service to the Company in the amount of $750,000 payable in a lump sum in July 2014, contingent on his compliance with the terms of the Special Officer Separation Agreement; (4) Mr. Sheldon will continue to be eligible to earn a cash incentive payment for the 2014 fiscal year to the extent the performance goals previously established by the Company for such award are achieved during the fiscal year, which will be pro-rated for the period of time he was employed by the Company during the 2014 fiscal year, and payable at the regular time in August 2014; (5) Mr. Sheldon will retain the possibility of being paid the performance-based RSUs granted in October 2012 and October 2013, pro-rated to reflect the period of time he was employed by the Company during the respective performance periods, if the performance goals of the awards previously established by the Company are achieved during the respective performance periods; (6) Mr. Sheldon’s outstanding unvested stock options will continue to vest and remain exercisable for a post-separation period of 36 months; (7) Mr. Sheldon’s outstanding vested stock options that were granted in February 2012 and February 2013 will remain exercisable for a post-separation period of 36 months; and (8) Mr. Sheldon has agreed to comply with certain non-competition, non-solicitation, and other covenants, and has given the Company a release which he will reaffirm following his last day of employment.

Mr. Sheldon’s outstanding stock options that were granted in February 2010 or earlier, all of which have vested, will remain exercisable for a post-separation period of 36 months from the date of separation, as prescribed by the terms of the awards. The Special Officer Separation Agreement does not alter Mr. Sheldon’s benefits and rights under the Broadridge SORP, or other plans or programs not mentioned above.

The foregoing description of the Special Officer Separation Agreement is qualified in its entirety by reference to the Special Officer Separation Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On February 5, 2014, the Company issued a press release announcing the departure of Dan Sheldon from the Company. A copy of this press release is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Special Officer Separation Agreement, dated as of February 5, 2014, between Broadridge Financial Solutions, Inc. and Dan Sheldon.

99.1	Press Release dated February 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 5, 2014

BROADRIDGE FINANCIAL SOLUTIONS, INC.

By:	/s/Adam D. Amsterdam
Name:	Adam D. Amsterdam
Title:	Vice President, General Counsel and Secretary